UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 10, 2018, Aerojet Rocketdyne Holdings, Inc. (the “Company”) made a discretionary contribution of 2,733,812 treasury shares of its common stock to the Aerojet Rocketdyne Master Retirement Trust, which is a trust maintained in connection with the Aerojet Rocketdyne (GenCorp) Consolidated Pension Plan (the “Plan”). The contributed shares have a value of approximately $95 million using the closing stock price on September 10, 2018. This voluntary contribution will help address the current underfunding of the Plan. This contribution is tax deductible in the current period and will be used as a pre-funding credit. The pre-funding designation provides management with flexibility to meet its future Plan funding requirements using either cash on hand, the pre-funding credit, or a mix of the two. An independent fiduciary has been appointed to manage the contributed shares and direct the manner and timing of the disposition of those shares. The Company currently anticipates the independent fiduciary will dispose of the contributed shares over the next 6 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2018	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Arjun L. Kampani
		Name:	Arjun L. Kampani
		Title:	Vice President, General Counsel and Secretary